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                                                                      EXHIBIT 10



                      AMENDMENT TO THE EMPLOYMENT AGREEMENT
                                     BETWEEN
                  CARMIKE CINEMAS, INC. AND MICHAEL W. PATRICK

         This Amendment to the Employment Agreement dated August 10, 1998, between Carmike Cinemas, Inc. ("Company") and Michael W. Patrick ("Executive") is made this 31st day of January, 2001 between the Company and the Executive.

         WHEREAS, the Company and Executive previously entered into an employment agreement regarding the terms and conditions of Executive's employment with the Company; and

         WHEREAS, the Company filed a petition under chapter 11 of title 11 of the United States Code ("the Bankruptcy Code") on August 8, 2000 ("Petition Date") and, in connection with such case, greatly desires to retain the knowledge, experience and services of the Executive; and

         WHEREAS, the Company and Executive desire to have the employment agreement assumed by the Company pursuant to an order of the bankruptcy court;

         NOW, THEREFORE, the Employment Agreement is hereby amended as follows:

         1. Section 6(b) is amended by adding a new sentence at the end thereof to read as follows:

                  Notwithstanding the foregoing provisions of this Section 6(b), a Change in Control shall not be deemed to have occurred as a result of the Company's commencement of a case under chapter 11 of the Bankruptcy Code or any action taken in accordance with and as explicitly provided in any plan under chapter 11 approved by the Bankruptcy Court with respect to the Company.

         2. Section 6(c) is amended by adding a new sentence at the end thereof to read as follows:

                  Notwithstanding the foregoing provisions of this Section 6(c), in the event the Executive is entitled to receive severance pay under this Agreement, the fourth year of severance pay to which the Executive may be entitled shall be subject to reduction by the amount of salary the Executive receives from other employment during the fourth year following the Executive's termination of employment with the Company.

         3. Section 6(d) is amended by added a new sentence at the end thereof to read as follows:

                  Notwithstanding the foregoing provisions of this Section 6(d), the Executive shall not have Good Reason solely as a result of the Company's


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                  commencement of proceedings under chapter 11 of the Bankruptcy
                  Code or any delay in the assumption of the Employment
                  Agreement.

         4.       A new Section 6(e) is added to read as follows:

                  In the event of Executive's involuntary termination of employment with the Company (other than by reason of death, disability or for Cause) or resignation for Good Reason, in either case prior to or after a Change in Control, Executive shall be entitled to a lump sum payment equal to the Executive's salary and, if applicable, the target bonus (to the extent consistent with the target bonus for fiscal year
                  2001) for the year of termination, multiplied by three. In the event that the Executive remains unemployed as of the third anniversary of any such termination of employment, the Executive shall receive additional severance pay equal to one additional year of salary plus the amount of the Executive's target bonus for the year of termination, which shall be payable monthly in accordance with the Company's payroll practices with respect to its officers and which shall be reduced by the amount of salary and bonuses, if any, received by the Executive with respect to any other employment during the fourth year following the Executive's termination of employment with the Company.

         5. This Amendment shall be effective as of January 1, 2001, subject to approval by the Bankruptcy Court.

         6. This Amendment shall be binding upon the Company and its successors (including any trustee in bankruptcy) and may only be amended in writing which is executed by both parties.

         In witness whereof, the parties have executed this Amendment as of this 31st day of January, 2001.

                                   CARMIKE CINEMAS, INC.



                                   By:
                                      ----------------------------------------
                                   Name:  Martin A. Durant
                                   Title:   Chief Financial Officer


                                   MICHAEL W. PATRICK


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